Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter

●	Service segment revenue increased 18.1% with strong Service organic growth of 15.1%
●	Productivity initiatives developing early traction as Service segment gross margin expanded 140 basis points; consolidated gross profit margin increased 150 basis points
●	Consolidated operating income grew more than 40% on total revenue growth of 7.4%
●	Achieved net income of $2.4 million and diluted earnings per share of $0.32, up $0.12

ROCHESTER, NY, October 22, 2019 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its second quarter ended September 28, 2019 (the “second quarter”) of fiscal year 2020, which ends March 28, 2020 (“fiscal 2020”). Results include the previously reported acquisitions of Angel’s Instrumentation, Inc., effective August 31, 2018 and Gauge Repair Service, effective April 1, 2019.

Lee D. Rudow, President and CEO, commented, “Our initiatives to diversify and differentiate our value proposition are clearly resonating in the market. We achieved strong Service segment revenue growth, particularly on the organic side, and had meaningful margin expansion in both operating segments driving our strong bottom line results.

“We continue to expand our market position, and while still early in the process, we are making strides every day in improving our margin profile. Specifically, the early results of our ongoing technology and productivity initiatives are taking hold as demonstrated in this quarter’s Service segment performance.”

Second Quarter Fiscal 2020 Review	(Results are compared with the second quarter of the fiscal year ended March 30, 2019 (“fiscal 2019”))

($ in thousands)			Change
	FY20 Q2	FY19 Q2	$'s	%
Service Revenue	$23,502	$19,902	$3,600	18.1%
Distribution Sales	$18,261	$18,977	$(716)	(3.8%	)
Revenue	$41,763	$38,879	$2,884	7.4%
Gross Profit	$10,445	$9,139	$1,306	14.3%
Gross Margin	25.0%	23.5%

Operating Income	$3,059	$2,176	$883	40.6%
Operating Margin	7.3%	5.6%

Net Income	$2,379	$1,488	$891	59.9%
Net Margin	5.7%	3.8%

Adjusted EBITDA*	$4,788	$4,015	$773	19.3%
Adjusted EBITDA* Margin	11.5%	10.3%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter
October 22, 2019

Transcat achieved record second quarter consolidated revenue of $41.8 million, up 7.4% or 5.5% when excluding acquired revenue. Gross margin expanded 150 basis points. Total operating expenses were up $0.4 million to $7.4 million; however, as a percent of revenue, operating expenses decreased 20 basis points to 17.7%. As a result, operating income increased more than 40% and operating margin expanded 170 basis points to 7.3%. Net income grew nearly 60% and diluted earnings per share increased $0.12 to $0.32. The growth in net income continues to be aided by the increased discrete income tax benefits related to share-based awards that were greater than expected, due to second quarter stock option exercises by certain Company officers.

Service segment delivers strong organic growth while focusing on productivity enhancements

Represents the accredited calibration, repair, inspection and laboratory instrument services business (56% of total revenue for the second quarter of fiscal 2020).

($ in thousands)			Change
	FY20 Q2	FY19 Q2	$'s	%
Service Segment Revenue	$23,502	$19,902	$3,600	18.1%
Gross Profit	$6,012	$4,807	$1,205	25.1%
Gross Margin	25.6%	24.2%

Operating Income	$1,837	$1,125	$712	63.3%
Operating Margin	7.8%	5.7%

Adjusted EBITDA*	$3,101	$2,414	$687	28.4%
Adjusted EBITDA* Margin	13.2%	12.1%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Service revenue was $23.5 million, an increase of 18.1%, which reflects double-digit growth in both the U.S. and Canada. Organic Service revenue growth was a strong 15.1% in the second quarter, in part reflecting new business from the highly regulated life sciences market and also from growth in other regulated sectors. On a trailing twelve-month basis, Service revenue was $90.7 million, up 13.5% when compared with the trailing twelve-month period ending with the prior-fiscal year second quarter.

Service Segment gross margin improved 140 basis points due to the early progress on the Company’s various productivity initiatives, improved efficiency of recently hired technicians, and client-based lab contracts initiated in prior quarters achieving expected profitability after start-up costs trail off. Segment operating income grew more than 63% and operating margin improved 210 basis points.

Distribution segment generated strong gross and operating margin performance

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (44% of total revenue for the second quarter of fiscal 2020).

($ in thousands)			Change
	FY20 Q2	FY19 Q2	$'s	%
Distribution Segment Sales	$18,261	$18,977	$(716)	(3.8%	)
Gross Profit	$4,433	$4,332	$101	2.3%
Gross Margin	24.3%	22.8%

Operating Income	$1,222	$1,051	$171	16.3%
Operating Margin	6.7%	5.5%

Adjusted EBITDA*	$1,687	$1,601	$86	5.4%
Adjusted EBITDA* Margin	9.2%	8.4%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter
October 22, 2019

Distribution segment gross profit increased 2.3% and gross margin expanded 150 basis points despite lower sales, due to the mix of products sold, including solid growth in rentals. The Company’s equipment rental business continued to expand with sales up 32% to $1.3 million in the quarter.

Six Month Review (Results are compared with the first six months of fiscal 2019)

Total revenue was $84.2 million, an increase of 11.4%, or $8.6 million, primarily due to the factors described above in the second quarter fiscal 2020 review. Consolidated gross profit was up $2.2 million, or 12.3%, to $20.5 million, and gross margin expanded 20 basis points to 24.4%. Consolidated operating expenses increased $1.4 million or 10.2% as the Company continued to invest in its operating infrastructure. However, as a percentage of total revenue, consolidated operating expenses were 18.4%, down 20 basis points. As a result, operating income increased $0.8 million or 19.4%, and operating margin expanded 40 basis points to 6.0%.

Net income was $4.1 million, or $0.55 per diluted share, compared with $2.9 million, or $0.39 per diluted share. Adjusted EBITDA was $8.7 million, or 10.4% of revenue, compared with $7.9 million, or 10.4% of revenue. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Balance Sheet and Cash Flow Overview

Transcat acquired Infinite Integral Solutions Inc. (“IIS”), a Canadian software company with an application to facilitate the automation of various calibration disciplines, effective July 19, 2019. Total consideration for the shares of IIS was C$1.4 million, subject in part to the achievement of certain milestones, and was funded with debt. In the second quarter, C$0.6M of the purchase price was paid. Also in the second quarter, $0.5 million of cash was used to fund the release of certain purchase agreement holdbacks from the August 2018 Angel’s Instrumentation, Inc. acquisition. At September 28, 2019, the Company had total debt of $24.7 million, with $18.9 million available under its secured revolving credit facility. The Company’s leverage ratio, as defined in its credit agreement, was 1.32 at September 28, 2019, compared with 1.12 at fiscal 2019 year-end.

Capital expenditures were $4.0 million for the first six months of fiscal 2020, with investments focused on customer-driven expansion of Service segment capabilities and the Company’s rental business.

Outlook

Mr. Rudow concluded, “We believe we are well on pace to achieve record results in fiscal 2020. We have a high level of confidence and expect to continue to take market share in calibration services, especially in the life science and other regulated sectors where our commitment to quality reduces our customers’ risk. We also believe we are well positioned to achieve strong organic Service growth for the remainder of this fiscal year.

“We plan to continue to build the business for the long term and believe our investments in people, operational excellence and technology will position Transcat to further capitalize on organic and acquired opportunities.”

Transcat adjusted its expected income tax rate for full year fiscal 2020 down to 18% to 19% from the previously provided range of 21% to 22%, largely due to the increased discrete income tax benefit received for certain share-based awards in the second quarter.

The Company’s capital expenditure plan for fiscal 2020 remains in the $7.8 million to $8.2 million range. Capital investments are expected to be primarily focused on technology infrastructure to drive operational excellence, fund organic growth opportunities within both operating segments, and for rental pool assets.

Webcast and Conference Call
Transcat will host a conference call and webcast on Wednesday, October 23, 2019 at 11:00 a.m. ET. Management will review the financial and operating results for the second quarter, as well as the

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter
October 22, 2019

Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Wednesday, October 30, 2019. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13694759, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock-based compensation expense, and non-cash loss on sale of building), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 9.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 21 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s growth strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize its inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter
October 22, 2019

such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software products, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 563-5766	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter
October 22, 2019

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018
Service Revenue	$23,502	$19,902	$45,900	$39,227
Distribution Sales	18,261	18,977	38,258	36,310
Total Revenue	41,763	38,879	84,158	75,537

Cost of Service Revenue	17,490	15,095	34,516	29,501
Cost of Distribution Sales	13,828	14,645	29,145	27,784
Total Cost of Revenue	31,318	29,740	63,661	57,285

Gross Profit	10,445	9,139	20,497	18,252

Selling, Marketing and Warehouse
Expenses	4,231	4,020	8,703	8,052
Administrative Expenses	3,155	2,943	6,777	5,999
Total Operating Expenses	7,386	6,963	15,480	14,051

Operating Income	3,059	2,176	5,017	4,201

Interest and Other Expense, net	297	195	582	420

Income Before Income Taxes	2,762	1,981	4,435	3,781
Provision for Income Taxes	383	493	338	865

Net Income	$2,379	$1,488	$4,097	$2,916

Basic Earnings Per Share	$0.32	$0.21	$0.56	$0.41
Average Shares Outstanding	7,331	7,200	7,293	7,187

Diluted Earnings Per Share	$0.32	$0.20	$0.55	$0.39
Average Shares Outstanding	7,484	7,520	7,441	7,486

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter
October 22, 2019

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	September 28,	March 30,
	2019	2019
ASSETS
Current Assets:
Cash	$920	$788
Accounts Receivable, less allowance for doubtful accounts of $392 and $338 as of September 28, 2019 and March 30, 2019, respectively	26,699	27,469
Other Receivables	988	1,116
Inventory, net	15,325	14,304
Prepaid Expenses and Other Current Assets	2,409	1,329
Total Current Assets	46,341	45,006
Property and Equipment, net	21,189	19,653
Goodwill	34,889	34,545
Intangible Assets, net	4,341	5,233
Right To Use Asset, net	7,424	-
Other Assets	821	793
Total Assets	$115,005	$105,230

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$11,139	$14,572
Accrued Compensation and Other Liabilities	6,289	5,450
Income Taxes Payable	-	228
Current Portion of Long-Term Debt	1,940	1,899
Total Current Liabilities	19,368	22,149
Long-Term Debt	22,722	19,103
Deferred Tax Liability	2,460	2,450
Lease Liability	5,920	-
Other Liabilities	1,879	1,898
Total Liabilities	52,349	45,600
Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,357,973 and 7,210,882 shares issued and outstanding as of September 28, 2019 and March 30, 2019, respectively	3,679	3,605
Capital in Excess of Par Value	17,007	16,467
Accumulated Other Comprehensive Loss	(537)	(611)
Retained Earnings	42,507	40,169
Total Shareholders' Equity	62,656	59,630
Total Liabilities and Shareholders' Equity	$115,005	$105,230

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter
October 22, 2019

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the Six Months Ended
	September 28,	September 29,
	2019	2018
Cash Flows from Operating Activities:
Net Income	$4,097	$2,916
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Loss on Sale of Property and Equipment	240	6
Deferred Income Taxes	10	(1)
Depreciation and Amortization	3,303	3,067
Provision for Accounts Receivable and Inventory Reserves	201	74
Stock-Based Compensation Expense	305	606
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	778	856
Inventory	(807)	(1,172)
Prepaid Expenses and Other Assets	(1,149)	101
Accounts Payable	(3,433)	(706)
Accrued Compensation and Other Liabilities	(475)	(1,271)
Income Taxes Payable	(236)	389
Net Cash Provided by Operating Activities	2,834	4,865

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(4,048)	(3,703)
Proceeds from Sale of Property and Equipment	184	-
Business Acquisitions, net of cash acquired	(452)	(3,614)
Payment of Contingent Consideration & Holdbacks Related to Business Acquisition	(484)	-
Net Cash Used in Investing Activities	(4,800)	(7,317)

Cash Flows from Financing Activities:
Proceeds from Revolving Credit Facility, net	4,598	3,517
Repayments of Term Loan	(938)	(1,071)
Issuance of Common Stock	1,372	132
Repurchase of Common Stock	(2,822)	(143)
Net Cash Provided by Financing Activities	2,210	2,435

Effect of Exchange Rate Changes on Cash	(112)	11

Net Increase/(Decrease) in Cash	132	(6)
Cash at Beginning of Period	788	577
Cash at End of Period	$920	$571

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter
October 22, 2019

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	Fiscal 2020
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,718	$2,379			$4,097
+ Interest Expense	244	243			487
+ Other Expense / (Income)	41	54			95
+ Tax Provision	(45)	383			338
Operating Income	$1,958	$3,059			$5,017
+ Depreciation & Amortization	1,622	1,681			3,303
+ Other (Expense) / Income	159	(54)			105
+ Noncash Stock Compensation	203	102			305
Adjusted EBITDA	$3,942	$4,788			$8,730

Segment Breakdown

Service Operating Income	$738	$1,837			$2,575
+ Depreciation & Amortization	1,220	1,246			2,466
+ Other (Expense) / Income	77	(38)			39
+ Noncash Stock Compensation	112	56			168
Service Adjusted EBITDA	$2,147	$3,101			$5,248

Distribution Operating Income	$1,220	$1,222			$2,442
+ Depreciation & Amortization	401	436			837
+ Other (Expense) / Income	83	(17)			66
+ Noncash Stock Compensation	91	46			137
Distribution Adjusted EBITDA	$1,795	$1,687			$3,482

	Fiscal 2019
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,428	$1,488	$1,569	$2,660	$7,145
+ Interest Expense	206	197	250	250	903
+ Other Expense / (Income)	19	(2)	45	29	91
+ Tax Provision	372	493	530	695	2,090
Operating Income	$2,025	$2,176	$2,394	$3,634	$10,229
+ Depreciation & Amortization	1,567	1,500	1,666	1,628	6,361
+ Other (Expense) / Income	(19)	2	(45)	(29)	(91)
+ Noncash Stock Compensation	269	337	363	358	1,327
Adjusted EBITDA	$3,842	$4,015	$4,378	$5,591	$17,826

Segment Breakdown

Service Operating Income	$1,068	$1,125	$578	$2,431	$5,202
+ Depreciation & Amortization	1,189	1,116	1,248	1,201	4,754
+ Other (Expense) / Income	(13)	(1)	(35)	(20)	(69)
+ Noncash Stock Compensation	146	174	190	192	702
Service Adjusted EBITDA	$2,390	$2,414	$1,981	$3,804	$10,589

Distribution Operating Income	$957	$1,051	$1,816	$1,203	$5,027
+ Depreciation & Amortization	378	384	418	427	1,607
+ Other (Expense) / Income	(6)	3	(10)	(9)	(22)
+ Noncash Stock Compensation	123	163	173	166	625
Distribution Adjusted EBITDA	$1,452	$1,601	$2,397	$1,787	$7,237

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter
October 22, 2019

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2020 Q2	FY 2019 Q2	$'s	%
Service Revenue	$23,502	$19,902	$3,600	18.1%
Cost of Service Revenue	$17,490	$15,095	$2,395	15.9%
Gross Profit	$6,012	$4,807	$1,205	25.1%
Gross Margin	25.6%	24.2%

Selling, Marketing & Warehouse Expenses	$2,227	$2,031	$196	9.7%
General and Administrative Expenses	$1,948	$1,651	$297	18.0%
Operating Income	$1,837	$1,125	$712	63.3%
% of Revenue	7.8%	5.7%

			Change
DISTRIBUTION	FY 2020 Q2	FY 2019 Q2	$'s	%
Distribution Sales	$18,261	$18,977	$(716)	(3.8%)
Cost of Distribution Sales	$13,828	$14,645	$(817)	(5.6%)
Gross Profit	$4,433	$4,332	$101	2.3%
Gross Margin	24.3%	22.8%

Selling, Marketing & Warehouse Expenses	$2,004	$1,989	$15	0.8%
General and Administrative Expenses	$1,207	$1,292	$(85)	(6.6%)
Operating Income	$1,222	$1,051	$171	16.3%
% of Sales	6.7%	5.5%

			Change
TOTAL	FY 2020 Q2	FY 2019 Q2	$'s	%
Total Revenue	$41,763	$38,879	$2,884	7.4%
Total Cost of Revenue	$31,318	$29,740	$1,578	5.3%
Gross Profit	$10,445	$9,139	$1,306	14.3%
Gross Margin	25.0%	23.5%

Selling, Marketing & Warehouse Expenses	$4,231	$4,020	$211	5.2%
General and Administrative Expenses	$3,155	$2,943	$212	7.2%
Operating Income	$3,059	$2,176	$883	40.6%
% of Revenue	7.3%	5.6%

Transcat Reports Consolidated Operating Income Growth of 40% and Service Segment Revenue Growth of 18% for Fiscal 2020 Second Quarter
October 22, 2019

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2020	FY 2019
SERVICE	YTD	YTD	$'s	%
Service Revenue	$45,900	$39,227	$6,673	17.0%
Cost of Service Revenue	$34,516	$29,501	$5,015	17.0%
Gross Profit	$11,384	$9,726	$1,658	17.0%
Gross Margin	24.8%	24.8%

Selling, Marketing & Warehouse Expenses	$4,613	$4,131	$482	11.7%
General and Administrative Expenses	$4,196	$3,402	$794	23.3%
Operating Income	$2,575	$2,193	$382	17.4%
% of Revenue	5.6%	5.6%

			Change
	FY 2020	FY 2019
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$38,258	$36,310	$1,948	5.4%
Cost of Distribution Sales	$29,145	$27,784	$1,361	4.9%
Gross Profit	$9,113	$8,526	$587	6.9%
Gross Margin	23.8%	23.5%

Selling, Marketing & Warehouse Expenses	$4,090	$3,921	$169	4.3%
General and Administrative Expenses	$2,581	$2,597	$(16)	(0.6%)
Operating Income	$2,442	$2,008	$434	21.6%
% of Sales	6.4%	5.5%

			Change
	FY 2020	FY 2019
TOTAL	YTD	YTD	$'s	%
Total Revenue	$84,158	$75,537	$8,621	11.4%
Total Cost of Revenue	$63,661	$57,285	$6,376	11.1%
Gross Profit	$20,497	$18,252	$2,245	12.3%
Gross Margin	24.4%	24.2%

Selling, Marketing & Warehouse Expenses	$8,703	$8,052	$651	8.1%
General and Administrative Expenses	$6,777	$5,999	$778	13.0%
Operating Income	$5,017	$4,201	$816	19.4%
% of Revenue	6.0%	5.6%